Exhibit 99.1

FOR IMMEDIATE RELEASE Contacts:
RF Industries, Ltd. Peter Yin SVP/ CFO (858) 549-6340 rfi@rfindustries.com	MKR Investor Relations Todd Kehrli Analyst/ Investor Contact (213) 277-5550 rfil@mkr-group.com

RF Industries Reports Financial Results for First Quarter of Fiscal 2021;

Reiterates Guidance for Year-Over-Year Growth in Full-Year 2021 Revenue

SAN DIEGO, CA, March 11, 2021 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced its financial results for the first quarter of fiscal 2021 ended January 31, 2021.

First Quarter Fiscal 2021 Highlights and Operating Results:

●

Net Sales of $10.0 million in the quarter, 6.5% lower sequentially compared to the fourth quarter of fiscal 2020. The decline was due to the seasonality in the Company’s fiscal first quarter with less business days, as well as delayed shipments of some large orders in the carrier ecosystem.

●

Gross profit margin of 26% in the quarter, down 0.2% compared to the gross profit margin in the first quarter of 2020. The gross profit percentage in the first quarter reflects the impact of the lower net sales number on cost of labor, as well as product mix.

●	GAAP net loss per diluted share of ($0.04) in the first quarter compared to GAAP net income per share of $0.02 in the fourth quarter of 2020 and $0.00 in the first quarter of 2020.

●

Backlog at quarter-end increased to $7.1 million and subsequent to the end of the quarter now stands at more than $8 million and continues to rise. This compared to backlog of $6.3 million at the end of Q4.

●	Cash and cash equivalents of $15.5 million at January 31, 2021, compared to $15.8 million at October 31, 2020 and $14.4 million at January 31, 2020.

●	Distribution sales increased 15% in the first quarter of 2021 compared to the first quarter of 2020.

●	Received multiple large orders from customers in the carrier ecosystem in Q1 including first purchase order ($1.2 million) from a brand new carrier customer for hybrid fiber solutions.

●	PPP loans forgiven subsequent to end of quarter with financial impact occurring in Q2.

Robert Dawson, President and CEO of RF Industries, commented:

“In addition to the continued challenging market conditions, our fiscal first quarter is seasonally our softest quarter of the year, and this year is no exception. The dynamics of the quarter included some significant new wins in the carrier ecosystem along with project delays that are similar to what we’ve experienced the last few quarters. This year’s quarter also had no sales to the concentrated Tier 1 carrier customer from the prior year, though that decline was partially offset by 15% growth in sales through our distribution channels, which continue to grow year over year. During the quarter, our backlog increased as we started to see the impact of our investments in our go-to-market strategies broaden our relationships in the carrier ecosystem and increase activity and positive momentum around new business. We are now more effectively positioned to grow our business through the year as market conditions improve and expect to return to year-over-year revenue growth in fiscal 2021.”

Conference Call and Webcast

RF Industries will host a conference call and live webcast today at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss its first quarter fiscal 2021. To access the conference call, dial 877-407-8031 (US and Canada) or 201-689-8031 (International) and ask for the RF Industries first quarter call. In addition, a live and archived webcast of the conference call will be accessible on the investor relations section of the Company’s website at www.rfindustries.com. A phone replay of the conference call will also be available beginning approximately two hours after conclusion of the call and will remain available for two weeks. To access the phone replay, dial 877-481-4010 (US and Canada) or 919-882-2331 (International). The replay conference ID is 40170.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets including wireless/wireline telecom, data communications and industrial. The Company's products include RF connectors, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in Long Island, New York, Vista, California, Milford, Connecticut and North Kingstown, Rhode Island. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to future events, including the return of delayed project-based business and the Company’s long-term growth, which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the duration and continuing impact of the coronavirus pandemic on the U.S. economy and the Company’s customers; changes in the telecommunications industry; the Company's reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S and foreign nations; the Company's ability to execute on its new go-to-market strategies and channel models; its ability to expand its OEM relationships; its ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; its ability to maintain strong margins and diversify its customer base; and its ability to address the changing needs of the market.  Further discussion of these and other potential risk factors may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, acquisition related costs and expenses, and severance. For Adjusted EBITDA we also exclude depreciation, amortization, and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense and non-recurring costs and expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision-making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this press release.

# # #

(tables attached)

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended
	January 31,
	2021	2020
	(unaudited)	(unaudited)
Net sales	$10,002	$12,414
Cost of sales	7,396	9,161

Gross profit	2,606	3,253

Operating expenses:
Engineering	431	596
Selling and general	2,764	2,656
Total operating expenses	3,195	3,252

Operating income (loss)	(589)	1

Other (expense) income	(8)	11

(Loss) income before benefit for income taxes	(597)	12
Benefit for income taxes	(194)	(14)

Net (loss) income	$(403)	$26

(Loss) earnings per share - Basic	$(0.04)	$0.00
(Loss) earnings per share - Diluted	$(0.04)	$0.00

Weighted average shares outstanding:
Basic	9,864,689	9,564,533
Diluted	9,864,689	9,873,336

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	Jan. 31,	Oct. 31,
	2021	2020
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,489	$15,797
Trade accounts receivable, net	5,155	5,669
Inventories, net	9,019	8,586
Other current assets	2,139	813
TOTAL CURRENT ASSETS	31,802	30,865

Property and equipment, net	846	810
Operating right of use asset, net	1,184	1,421
Goodwill	2,467	2,467
Amortizable intangible assets, net	3,024	3,181
Non-amortizable intangible assets	1,174	1,174
Deferred tax assets	68	834
Other assets	70	70
TOTAL ASSETS	$40,635	$40,822

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,510	$1,475
Accrued expenses	2,617	2,573
Current portion of PPP loans	2,103	1,699
Current portion of operating lease liabilities	789	874
Income taxes payable	-	43
Other current liabilities	296	-
TOTAL CURRENT LIABILITIES	7,315	6,664

Operating lease liabilities	477	635
PPP loans	685	1,089
Other long-term liabilities	-	370
TOTAL LIABILITIES	8,477	8,758

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, authorized 20,000,000 shares of $0.01 par value; 9,962,456 and 9,814,118 shares issued and outstanding at January 31, 2021 and October 31, 2020, respectively	100	98
Additional paid-in capital	23,441	22,946
Retained earnings	8,617	9,020
TOTAL STOCKHOLDERS' EQUITY	32,158	32,064

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,635	$40,822

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to non-GAAP Net (Loss) Income
(In thousands, except per share amounts)

	Three Months Ended
	January 31,
	2021	2020
Net (loss) income	$(403)	$26
Stock-based compensation expense	123	187
Acquisition-related costs	-	28
Non-GAAP net income	$(280)	$241

Non-GAAP net income per share:
Basic	$(0.03)	$0.03
Diluted	$(0.03)	$0.02

Weighted average shares outstanding
Basic	9,865	9,565
Diluted	9,865	9,873

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of Net (Loss) Income to Adjusted EBITDA
(In thousands)

	Three Months Ended
	January 31,
	2021	2020
Net (loss) income	$(403)	$26
Stock-based compensation expense	123	187
Acquisition-related costs	-	28
Amortization expense	157	173
Depreciation expense	80	82
Other expense (income)	8	(11)
Benefit from income taxes	(194)	(14)
Adjusted EBITDA	$(229)	$471